Exhibit 23.1

MADSEN & ASSOCIATES, CPA’s INC.

684 East Vine St, #3

Certified Public Accountants and Business Consultants

Murray, Utah 84107

Telephone 801-268-2632

Fax 801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated May 9, 2005, accompanying the audited financial statements of Great American Family Parks, Inc. and Subsidiary at December 31, 2004    and the related statements of operations, stockholders' equity, and cash flows and for the years ended  December 31, 2004 and 2003    and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

December 5, 2005

                                                                             /s/ Madsen & Associates, CPA’s Inc.